Exhibit 99.1

MySize Reports 2024 Full-Year Financial Results: Revenue Grows 18% to $8.26 Million and Cash Reserves More Than Double

- Revenue increased to $8.26 million, up 18% year-over-year

- Cash and cash equivalents increased 123% to $4.88 million

- Shareholders’ equity rose 46% to $6.91 million

AIRPORT CITY, Israel – March 28, 2025 – MySize, Inc. (NASDAQ: MYSZ) (TASE: MYSZ.TA) (“MySize” or the “Company”), an omnichannel e-commerce platform and provider of AI-driven sizing solutions for the retail industry, today reported financial and operational results for the twelve months ended December 31, 2024.

Key Financial Highlights for the Year Ended December 31, 2024 Compared to 2023

- Total revenue increased 18% to $8.26 million, compared to $7.00 million in 2023

- Net loss decreased 37% to $3.99 million, compared to $6.38 million in 2023

- Cash and cash equivalents more than doubled to $4.88 million, up from $2.19 million

- Shareholders’ equity increased 46% to $6.91 million, compared to $4.74 million in 2023

- Total assets reached $10.06 million, up from $8.99 million

- Total liabilities decreased to $3.15 million, compared to $4.26 million in 2023

Business & Operational Highlights for 2024:

Naiz Fit Growth: Over 100 fashion brands adopted MySize’s AI-driven sizing platform, deploying modules like Smart Catalog, True Feedback, and First Look Smart Mirror to optimize fit, reduce returns, and boost conversions.

Orgad E-Commerce Strength: Continued contribution to top-line results with AI-driven merchandising across Amazon and other digital marketplaces.

Technology Ecosystem Expansion: Deeper integrations with Shopify, Magento, Salesforce, Global-e, Scalapay, Returnly, and Aiuta supported rapid deployment, seamless omnichannel experiences, and stronger client retention across global markets.

Management Commentary

“In 2024, we advanced our mission of transforming how fashion is sold and experienced,” stated Ronen Luzon, CEO and Founder of MySize. “We delivered 18% revenue growth and more than doubled our cash reserves, demonstrating both scale and discipline. Our technology is driving value for retailers, and we believe we’re positioned for continued growth through SaaS expansion and e-commerce excellence.”

About My Size, Inc.

MySize, Inc. (NASDAQ: MYSZ) is a global leader in omnichannel e-commerce platforms and AI-driven sizing solutions, including MySizeID and Naiz Fit. The Company’s solutions are designed to drive revenue growth, reduce operational costs, and enhance customer experiences for business clients worldwide.

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For more information, visit www.mysizeid.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements related to the acquisition, expected revenues, and the expected closing of the acquisition. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements. All forward-looking statements speak only as of the date of this press release. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements are reasonable, we can give no assurance that these plans, objectives, expectations or intentions will be achieved. Forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from historical experience and present expectations or projections. Actual results may differ materially from those in the forward-looking statements and the trading price for our common stock may fluctuate significantly. Forward-looking statements also are affected by the risk factors described in the Company’s filings with the U.S. Securities and Exchange Commission. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Investor Contacts:

Or Kles, CFO

ir@mysizeid.com